UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest reported) July 21, 2006

SONIC INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2795 East Cottonwood Parkway, Suite 660

Salt Lake City, UT 84121-7036

(Address of principal executive offices)

(801) 365-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition

On July 25, 2006, Sonic Innovations, Inc. issued a press release announcing its financial results for second quarter 2006. A copy of the press release is attached as Exhibit 99.1 and is hereby incorporated by reference. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act as amended, but is instead “furnished” as required by that instruction.

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As of July 21, 2006, Stephen Wilson stepped down as Senior Vice President and CFO of the Company and was replaced by Michael Halloran as Vice President and CFO. Mr. Wilson will remain with the Company through mid-November 2006 to provide for an orderly transition. There were no disagreements between the Company and Mr. Wilson with respect to the Company’s operations, policies or practices.

Mr. Halloran, age 45, a CPA, has been with Sonic Innovations since April 1999. Prior to joining Sonic Innovations, he worked for eight years at Ernst & Young and for five years at C.R. Bard, where he held various senior positions.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Sonic Innovations Inc. press release dated July 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: July 25, 2006

SONIC INNOVATIONS, INC.

/s/ Michael M. Halloran
Michael M. Halloran Vice President and Chief Financial Officer